UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2012

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2012, the Board of Directors of Masco Corporation (the “Company”) amended Section 3.02 of the Company’s Bylaws to clarify that the Chairman of the Board does not have authority to enter into contracts on behalf of the Company. Amended Section 3.02 is included in the Bylaws, as Amended and Restated May 8, 2012, filed herewith as Exhibit 3.ii, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 8, 2012 at its corporate office in Taylor, Michigan. At the Annual Meeting, Company stockholders voted on five proposals. A brief description of the proposals and the votes cast on each proposal are set forth below.

Proposal 1 – The election of three Class III Directors to serve until the Annual Meeting in 2015.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Manoogian	275,831,838	26,081,418	536,262	20,314,524
John C. Plant	300,143,573	1,676,242	629,703	20,314,524
Mary Ann Van Lokeren	278,103,034	23,752,455	594,029	20,314,524

Proposal 2 – A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
286,622,100	14,824,695	1,002,723	20,314,524

Proposal 3 – The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2012.

Votes For	Votes Against	Abstentions
317,221,754	4,944,770	597,518

Proposal 4 – A stockholder proposal to declassify the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
255,640,558	46,058,317	750,643	20,314,524

Proposal 5 – A stockholder proposal that the Company adopt a policy requiring senior executives to retain 75% or more of their equity awards until reaching normal retirement age.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,374,924	261,010,458	1,064,136	20,314,524

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

3.ii	Bylaws of Masco Corporation, as Amended and Restated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/S/ JOHN G. SZNEWAJS
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and
Chief Financial Officer

May 9, 2012

EXHIBIT INDEX

3.ii	Bylaws of Masco Corporation, as Amended and Restated May 8, 2012.